UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

WIRELESS HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Florida	000-50214	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20283 State Road 7, Suite 40, Boca Raton, Florida	33498
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 807-6325

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

    As described in the Schedule 14f-1 filed on October 27, 2006, in connection with Wireless Holdings, Inc.’s (“Wireless Holdings”, “we”, “our”, “us”, the “Company”) acquisition of H2Diesel, Inc. (“H2Diesel”) as part of a merger transaction (the “Merger”), Joseph Hess resigned as our director and David A. Gillespie and Phil E. Pearce were appointed as a directors of the Company, in each case, effective immediately upon the completion of our compliance with the provisions of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder. We completed our compliance with Section 14(f), and therefore the resignation of Mr. Hess and the appointment of Messrs. Gillespie and Pearce became effective on November 6, 2006. The full board of directors of the Company now consists of Lee S. Rosen, Mr. Gillespie and Mr. Pearce, with Mr. Rosen serving as the chairman of the board of directors.

The disclosure provided under Item 5.02 of our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 26, 2006, and the disclosure provided under the section “Voting Control and Management” of our Schedule 14f-1 Information Statement filed with the U.S. Securities and Exchange Commission on October 27, 2006, each is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS HOLDINGS, INC.

Dated: November 8, 2006	By:	/s/ David A. Gillespie
Name: David A. Gillespie
Title: Chief Executive Officer